Exhibit 21

                         SUBSIDIARIES OF THE REGISTRANT


Name                                                 Location of Formation
------------------------------------------------    -----------------------
Connecticut Storage Fund........................         California
PS Co-Investment Partners.......................         California
PS Illinois Trust...............................          Delaware
PS Insurance Company - Hawaii, Ltd..............           Hawaii
PS Orangeco, Inc...............................          California
PS Partners, Ltd................................         California
PS Partners VIII, Ltd...........................         California
PS Tennessee, L.P...............................         Tennessee
PS LPT Properties Investors.....................          Maryland
PSA Institutional Partners, L.P.................         California
PSAC Development Partners, L.P..................         California
Public Storage Properties IV, Ltd...............         California
Public Storage Properties V, Ltd................         California
Public Storage Institutional Fund...............         California
Public Storage Institutional Fund III...........         California
Public Storage Pickup & Delivery, L.P...........         California
Secure Mini Storage.............................         Minnesota
STOR-Re Mutual Insurance Corporation............           Hawaii
Storage Trust Properties, L.P. .................          Delaware
Shurgard Storage Centers LLC....................          Delaware
SSC Evergreen LLC...............................          Delaware
SSC Property Holdings LLC.......................          Delaware
SSCI Minnesota LLC..............................          Delaware
Shurgard Self-Storage SCA.......................          Belgium